Exhibit 99.1

          Edgewater Achieves 50% Year-over-Year Service Revenue Growth

     WAKEFIELD, Mass.--(BUSINESS WIRE)--July 26, 2006--A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company"), today announced financial results for its second quarter ended June 30, 2006.

     Second Quarter Results

     Actual financial results and utilization for the quarter ended June 30, 2006:

     -- Total revenue, including expense reimbursements, increased 4.1% to $14.9 million compared to $14.3 million in the first quarter of 2006 and increased 41.0% compared to $10.6 million in the second quarter of 2005;

     -- Total service revenue increased 4.2% to $14.1 million compared to $13.5 million in the first quarter and increased 49.6% compared to service revenue of $9.4 million in the second quarter of 2005;

     -- Gross profit increased 15.9% to $6.0 million, or 40.2% of total revenue, compared to $5.2 million, or 36.1% of total revenue, in the first quarter of 2006. Gross profit increased by 30.3% from $4.6 million, or 43.5% of total revenue, in the second quarter of 2005;

     -- Gross profit margin related to service revenue was 42.2% compared to 38.0% in the first quarter of 2006 and 48.6% in the second quarter of 2005. Gross profit margin related to service revenue included stock compensation expense of approximately $69 thousand and $93 thousand in the second and first quarter of 2006, respectively. No such stock compensation expense was incurred in the second quarter 2005.

     -- Utilization was 77.0% compared to 78.8% during the first quarter of 2006 and 84.0% for the second quarter of 2005;

     -- Net income was $435 thousand, or $0.04 per diluted share, compared to $460 thousand, or $0.04 per diluted share, in the first quarter of 2006 and $392 thousand, or $0.04 per diluted share, in the second quarter of 2005; and

     -- Cash flow used in operating activities was $(0.7) million in the second quarter of 2006 compared to cash flow provided by operating activities of $1.4 million in the first quarter of 2006 and cash used in operating activities of $(0.2) million during the second quarter of 2005.

     First Six Months of 2006

     Actual financial results and utilization for the six months ended June 30, 2006:

     -- Total revenue increased 49.6% to $29.2 million compared to $19.5 million during the first six months of 2005;

     -- Service revenue increased 55.6% to $27.6 million compared to $17.7 million during the first six months of 2005;

     -- Gross profit increased 32.4% to $11.1 million, or 38.2% of total revenue, compared to $8.4 million, or 43.1% of total revenue during the first six months of 2005;

     -- Gross profit margin related to service revenue was 40.1% compared to 47.3% during the first six months of 2005;

     -- Utilization was 77.9% compared to 82.8% during the first six months of 2005;

     -- Net income amounted to $0.9 million, or $0.08 per diluted share, compared to net income of $0.6 million, or $0.06 per diluted share during the first six months of 2005; and

     -- Cash flow provided by operating activities was $0.7 million compared to cash flow provided by operating activities of $1.2 million during the first six months of 2005.

     "We are pleased with the Company's year-over-year growth for the second quarter of 49.6% in service revenue, as well as 65% growth in cash earnings per share and better than 90% growth in Adjusted EBITDA," said Shirley Singleton, President and CEO of Edgewater Technology. "While utilization and revenue were impacted by a delivery issue on a customer engagement, overall financial results remained strong."
     "We do have the pipeline to support continued revenue growth, but the third quarter always has an impact in terms of traditionally seasonality. With that in mind, we believe that the third quarter revenue could be flat. Even with flat revenue, we believe we should post improved profitability," Singleton concluded.

     Conference Call

     Edgewater Technology will host a conference call on Wednesday, July 26, at 10:00 a.m. (ET) to discuss second-quarter 2006 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 866-383-8119 (pass code 31616595) approximately 10 minutes prior to the call start. A replay of the call can be accessed via www.edgewater.com -- Investor Relations section or by dialing 888-286-8010 (pass code 18403779) from 12:00 p.m. ET Wednesday, July 26 through 11:59 p.m. ET Wednesday, August 2.

     About Edgewater Technology, Inc.

     Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.


Selected Financial Data:

                      EDGEWATER TECHNOLOGY, INC.
                Consolidated Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                              Three Months Ended     Six Months Ended
                           ------------------------- -----------------
                            June     March    June    June      June
                             30,       31,     30,     30,       30,
                            2006     2006     2005    2006       2005
                           -------- -------- ------- -------- --------
Revenue:
   Service revenue         $14,074  $13,502  $9,408  $27,576  $17,717
   Software                    214      293     744      507    1,018
   Reimbursable expenses       602      513     407    1,115      783
                           -------- -------- ------- -------- --------
        Total revenue       14,890   14,308  10,559   29,198   19,518

Cost of revenue:
   Project and personnel
    costs(1)                 8,137    8,368   4,832   16,505    9,333
   Software costs              170      267     728      437      989
   Reimbursable expenses       602      513     407    1,115      783
                           -------- -------- ------- -------- --------
        Total cost of
         revenue             8,909    9,148   5,967   18,057   11,105

                           -------- -------- ------- -------- --------
        Gross profit         5,981    5,160   4,592   11,141    8,413

   Selling, general and
    administrative(1)        5,073    4,352   3,920    9,425    7,375
   Depreciation and
    amortization               461      345     246      806      550
                           -------- -------- ------- -------- --------
        Operating income       447      463     426      910      488

Interest income and other,
 net                           282      299     227      581      479
                           -------- -------- ------- -------- --------
Income before income taxes     729      762     653    1,491      967

Provision for income taxes     294      302     261      596      387
                           -------- -------- ------- -------- --------
        Net income            $435     $460    $392     $895     $580
                           ======== ======== ======= ======== ========

BASIC AND DILUTED EARNINGS PER SHARE:
  Basic and diluted
   earnings per share        $0.04    $0.04   $0.04    $0.08    $0.06
                           ======== ======== ======= ======== ========
  Weighted Average Shares
     Outstanding - Basic    10,961   10,635  10,321   10,802   10,331
                           ======== ======== ======= ======== ========
  Weighted Average Shares
     Outstanding - Diluted  12,156   11,335  10,628   11,795   10,697
                           ======== ======== ======= ======== ========

1 - Includes the following amounts related to stock-based compensation expense:
      Cost of revenue -
       Project and
       personnel costs         $69      $93      $-     $161       $-
      Selling, general and
       administrative
       expense                 400      150      44      551       77
                           -------- -------- ------- -------- --------
      Total                   $469     $243     $44     $712      $77
                           ======== ======== ======= ======== ========

Edgewater's management considers cash performance to be an important performance measurement tool and could be an indicative driver of long-term share value. As such, Edgewater's management analyzes Cash net income, Cash earnings per share, EBITDA, Adjusted EBITDA and Adjusted EBITDA per share as important indicators of the quality of management's performance, particularly in light of increased amortization of intangible assets related to recent acquisitions, GAAP-based provisions for federal income tax notwithstanding the absence of federal tax liability due to Edgewater's net operating loss carry forward and expense recognition of certain stock-based compensation expense for 2006 that was not required to be reported under GAAP in prior periods. Thus, these measures are being provided in order to help investors gain a meaningful understanding of the Company's core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company's performance.

                      Edgewater Technology, Inc.
            Reconciliation of Non-GAAP Financial Measures
                (In thousands, except per share data)

 Reconciliation of Reported Net income to Cash net income (Non-GAAP)

                                  Three Months Ended     Six Months
                                                            Ended
                                ---------------------- ---------------
                                 June   March   June    June    June
                                  30,     31,     30,    30,     30,
                                  2006    2006   2005    2006    2005
                                ------- ------- ------ ------- -------
Reported Net income                435     460    392     895     580
Add: Amortization of intangible
 assets                            327     217    108     544     299
Add: Stock-based compensation      469     243     44     712      77
Less: Related tax effect          (318)   (184)   (61)   (502)   (150)
                                ------- ------- ------ ------- -------
Cash net income(1)                $913    $736   $483  $1,649    $806
                                ======= ======= ====== ======= =======
Cash earnings per share(1)       $0.08   $0.06  $0.05   $0.14   $0.08
                                ======= ======= ====== ======= =======

Reconciliation of GAAP Net income to Adjusted EBITDA (Non-GAAP)

Reported Net income                435     460    392     895     580
Add: Provision for income taxes    294     302    261     596     387
Add: Depreciation & amortization
 expense                           461     345    246     806     550
Less: Interest income             (282)   (299)  (227)   (581)   (479)
                                ------- ------- ------ ------- -------
EBITDA(2)                         $908    $808   $672  $1,716  $1,038
                                ======= ======= ====== ======= =======

Add: Stock-based compensation      469     243     44     712      77
Adjusted EBITDA(2)              $1,377  $1,051   $716  $2,428  $1,115
                                ======= ======= ====== ======= =======
Adjusted EBITDA per share(2)     $0.11   $0.09  $0.07   $0.21   $0.10
                                ======= ======= ====== ======= =======

1 - Cash net income and Cash earnings per share on a fully diluted basis are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to or more meaningful than Net income or diluted earnings per share amounts reported in our financial statements in accordance with GAAP. Cash net income and Cash earnings per share measures presented may not be comparable to similarly titled measures presented by other companies. Cash earnings per share is defined as (1) net income plus amortization of intangibles and stock-based compensation expense (net of related tax) divided by (2) the number of shares used in computing diluted net income per share.

2 - EBITDA, Adjusted EBITDA and Adjusted EBITDA per share are Non-GAAP performance measures and are not intended to be regarded as an alternative to or more meaningful than Operating income, Net income or Earnings per share amounts reported in our financial statements in accordance with GAAP. EBITDA, Adjusted EBITDA and Adjusted EBITDA per share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA per share is defined as (1) net income plus provision for income taxes, plus depreciation and amortization expense, less interest income, plus stock-based compensation divided by (2) the number of shares used in computing diluted net income per share.

                      EDGEWATER TECHNOLOGY, INC.
       Summary Condensed Consolidated Balance Sheet Information
                            (In thousands)
                                                    June     December
                                                     30,        31,
                                                    2006       2005
                                                 (Unaudited) (Audited)
                                                 ----------- ---------
Assets
Cash and marketable securities                      $25,786   $33,381
Accounts receivable, net                             14,404     9,858
Deferred taxes, current                               1,323     1,323
Prepaid expenses and other assets, current            1,021     1,367
                                                 ----------- ---------
   Total current assets                              42,534    45,929
Fixed assets, net                                     1,435     1,364
Deferred taxes, net                                  19,661    20,168
Intangible assets, net                               28,479    17,076
Other assets                                             45        52
                                                 ----------- ---------
   Total Assets                                     $92,154   $84,589
                                                 =========== =========

Liabilities and Stockholders' Equity
-------------------------------------------------
Accounts payable and accrued liabilities             $6,230    $3,159
Accrued payroll and related liabilities               2,890     3,085
Deferred revenue and other liabilities                  292       260
                                                 ----------- ---------
   Total current liabilities                          9,412     6,504
Stockholders' Equity                                 82,742    78,085
                                                 ----------- ---------
   Total Liabilities and Stockholders' Equity       $92,154   $84,589
                                                 ----------- ---------

Shares Outstanding                                   11,381    10,460
                                                 =========== =========

     This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our fiscal 2006 outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," " "growth," "could", "expect," "intend," "plan," "planned" "expand," "focus," "build," " "strategy," "expiration," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) failure of our sales pipeline to be converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (12) the failure of the marketplace to embrace CPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2005 Annual Report on Form 10-K filed with the SEC on March 23, 2006. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.
     Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

     Use of Non-GAAP Financial Information:

     The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States. The Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA and adjusted EBITDA to net income and a reconciliation of net income to adjusted net income for Cash earnings per share are included in the unaudited consolidated statements of operations attached to this release.


     CONTACT: Edgewater Technology, Inc.
              Kevin Rhodes, 781-246-3343
              Chief Financial Officer
              or
              Barbara Warren-Sica, 781-246-3343
              Investor Relations
              ir@edgewater.com